Item 8 Exhibit 23


                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Senior Management Stock Option Plan of McDermott International, Inc. of our report dated May 9, 1994 with respect to the consolidated financial statements and schedules of McDermott International, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1994, filed with the Securities and Exchange Commission.

                                   ERNST & YOUNG LLP


New Orleans, Louisiana
August 31, 1994